OUTSOURCING SOLUTIONS INC.
                           DEFERRED COMPENSATION PLAN



                                    ARTICLE 1

                               General Provisions

     Section 1.01 Establishment of the Plan. Outsourcing Solutions Inc. hereby establishes this plan as a deferred compensation plan of the Employer for a select group of management and highly compensated employees of the Employer. The name of this plan is the Outsourcing Solutions Inc. Deferred Compensation Plan (the "Plan"). The effective date of the Plan is November 1, 2000.

     Section 1.02 Purpose. The purpose of this Plan is to provide deferred compensation benefits to a select group of management and highly compensated employees of the Employer.

                                    ARTICLE 2
                      Definitions and Rules of Construction

     Section 2.01 Definitions. Whenever used herein, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context in which the word or phrase is used:

          (a) "Administrator" shall mean the person or entity appointed pursuant to Section 6.02 to administer the Plan.

          (b) "Beneficiary" shall mean the person or persons, including a trust, designated by a Participant on a salary deferral agreement or other form prescribed by the Administrator as the recipient of any benefits payable under the Plan with respect to the Participant after his or her death. If no person has been designated as the Beneficiary of a Participant, or if no person so designated survives the Participant, then the Beneficiary shall be determined as follows:

              (1) If the Participant is survived by a spouse, the spouse shall be the Beneficiary of the Participant.

              (2) If the Participant is not survived by a spouse, the Beneficiary shall be the estate of the Participant; provided, however, that if administration of the estate of the Participant is not otherwise necessary or legally required, the Employer may, in its sole discretion, determine that the Beneficiary shall be the heirs at law of the Participant under the laws of descent and distribution then in effect in the state or other jurisdiction of which the Participant died a domiciliary.

If any amount becomes payable under this Plan to a Beneficiary who survives the Participant but dies before receiving such amounts payable under the Plan, and if the Participant has not named a contingent Beneficiary who survives such Beneficiary, then the Employer may, in its sole discretion, make any such payments to the person or persons who would be a Beneficiary under the foregoing provisions, as if the deceased Beneficiary had been a deceased Participant who had not designated a Beneficiary who survived him or her.

          (c) "Board" shall mean the Compensation Committee or any successor thereto, or, if none, the Board of Directors, of Outsourcing Solutions Inc.

          (d) "Bonus" shall mean the monetary compensation paid or payable to an Employee by the Employer for services rendered, other than Salary, either (i) pursuant to an employment, bonus, incentive compensation or other agreement or arrangement to which the Employer and such Employee are parties, or (ii) as otherwise determined by the Board in its sole discretion.

          (e) "Compensation" shall mean Salary and/or Bonus paid or payable to an Employee by the Employer during or in respect to any given Plan Year.

          (f) "Deferred Compensation" shall mean, in the case of a given Participant, the aggregate amount of Employer contributions credited pursuant to
Section 4.02 hereof to the Participant Account established with respect to such Participant.

          (g) "Disability" shall mean with respect to a Participant, permanent and total disability, as defined in the Employer's long-term disability plan, and eligibility for benefits under such plan.

          (h) "Eligible Employee" shall mean an Employee of the Employer who is designated by the Administrator as eligible to participate in the Plan.

          (i) "Employee" shall mean any person who is classified as an employee by the Employer.

          (j) "Employer" shall mean  Outsourcing   Solutions  Inc.,  a  Delaware
corporation, and any subsidiary, affiliate or successor that adopts this Plan.

          (k) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (l) "In-Service Account" shall mean the subaccount established by the Employer on its books and records with respect to a Participant pursuant to
Section 4.01(b).

          (m) "Participant" shall mean an Eligible Employee who has elected to defer Compensation pursuant to the Plan, provided that a person shall cease to be a Participant as soon as all benefits payable under the Plan with respect to such person have been distributed.

          (n) "Participant  Account"  shall  mean  a   Participant's  Retirement
Account and In-Service Account collectively.

          (o) "Plan"  shall   mean   the  Outsourcing  Solutions  Inc.  Deferred
Compensation Plan, as stated in this instrument and as amended from time to time.

          (p) "Plan Year" shall mean the consecutive twelve (12) month period commencing on each January 1 and ending on the following December 31, except for the initial Plan Year, which shall commence on November 1, 2000 and end on December 31, 2000.

          (q) "Retirement Account" shall mean the subaccount established by the Employer on its books and records with respect to a Participant pursuant to
Section 4.01(a).

          (r) "Retirement Age" shall mean, for purposes of the Plan only, attainment of age fifty-five (55) and completion of five (5) Years of Service, as defined in the Outsourcing Solutions Inc. Retirement Savings Plan.

          (s) "Salary" shall mean the monetary compensation paid or payable to an Employee by the Employer for services rendered as base salary.

          (t) "Separation  from   Service"  shall   mean,  with   respect  to  a
Participant, the termination of the employment relationship between the Employer and such Participant.

          (u) "Unforeseeable Emergency" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstance arising as a result of an event beyond the control of the Participant.

          (v) "Valuation Funds" shall mean the investment options designated for purposes of crediting earnings or losses to Participant Accounts pursuant to
Section 4.03.

     Section 2.02 Rules of Construction. The following rules of construction shall govern the interpretation of the Plan:

          (a) Words used in the singular shall be construed to include the plural, where appropriate, and vice versa.

          (b) The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

          (c) The provisions of the Plan shall be construed and governed by the laws of the State of Missouri.


                                    ARTICLE 3
                       Participation and Election to Defer

     Section 3.01 Participation. An Eligible Employee shall become a Participant when any amount is credited by the Employer to such Eligible Employee's Participant Account pursuant to Section 4.02. Upon becoming a Participant, an individual shall be bound by the provisions of the Plan, as amended from time to time, and the rules established by the Board or the Administrator from time to time with respect to the Plan.


                                    ARTICLE 4
                              Participant Accounts

     Section  4.01  Participant   Accounts.   The  Employer  shall  establish  a
Participant Account with respect to each Participant under the Plan consisting of one or both of the following subaccounts:

          (a) a Retirement Account for payment or commencement of benefits after the Participant's Separation from Service following attainment of Retirement Age or on account of Disability; and

          (b) an In-Service Account for payment or commencement of benefits upon a date (month and year) specified by the Participant. As of the last day of each month, the Employer shall credit to the Retirement Account and/or In-Service Account, as elected by the Participant, all amounts of Compensation deferred in such month by the Participant with respect to whom such Participant Account was established. Amounts credited to a Participant's Retirement Account may not be transferred to his or her In-Service Account, and amounts credited to a Participant's In-Service Account may not be transferred to his or her Retirement Account. Title to and beneficial ownership of all amounts of Deferred
Compensation and all investment earnings thereon shall at all times be and remain in the Employer unless and until distributed in accordance with Article 5 hereof.

     Section 4.02 Employer Contributions. Each Eligible Employee, subject to the Employer's approval and the conditions of this Section 4.02, may enter into an agreement with the Employer, on the form prescribed by the Administrator, for the deferral of Compensation. The terms of any such salary deferral agreement shall provide that the Eligible Employee agrees to accept a reduction in his or her Compensation for services rendered in the succeeding Plan Year and shall specify:

          (a) the amount of such reduction, in whole percentages, determined separately for such Eligible Employee's Salary and Bonus; provided, however, that such reduction for any Plan Year shall not be (i) less than two thousand dollars ($2,000) (for the Plan Year ending December 31, 2000, five hundred dollars ($500)), or (ii) more than the lesser of (A) twenty-five thousand dollars ($25,000), and (B) twenty-five percent (25%) of such Eligible Employee's Compensation for the Plan Year (for the Plan Year ending December 31, 2000, twenty-five percent (25%) of such Eligible Employee's Compensation for calendar year 2000);

          (b) the percentage of the amount specified under subsection (a) to be credited to such Eligible Employee's Retirement Account and/or In-Service Account; provided, however, that for any Plan Year in which such Eligible Employee is scheduled to receive a distribution from his or her In-Service Account pursuant to subsection (c) and Section 5.02, whether as a single lump sum or an annual installment, 100% of such amount shall be credited to his or her Retirement Account, and such Eligible Employee may not elect to have any additional amount credited to his or her In-Service Account prior to the first Plan Year beginning after full distribution therefrom under Section 5.02;

          (c) at such time, if any, that the Eligible Employee first elects to have Deferred Compensation credited to his or her In-Service Account:

              (1) upon or after becoming a Participant; or

              (2) for any Plan Year beginning after full distribution from his or her In-Service Account under Section 5.02;

the date (month and year) for payment or commencement of benefits from his or her In-Service Account attributable to all Deferred Compensation credited thereto prior to such date; provided, however, that such date must be at least three (3) years after the date Deferred Compensation is first credited to the Eligible Employee's In-Service Account;

          (d) the form of benefit payable (i) under Section 5.01 from the Eligible Employee's Retirement Account, if applicable, (ii) under 5.02 from his or her In-Service Account, if applicable, and (iii) under Section 5.04 in the event of his or her death; provided, however, that any form of benefit elected by the Eligible Employee shall remain in effect unless changed on a salary deferral agreement or other form prescribed by the Administrator that is filed with the Employer at least twenty-four (24) months prior to the date benefits become payable; and

          (e) the Valuation Funds to which such Deferred Compensation shall be allocated, determined separately for amounts credited to the Eligible Employee's Retirement Account and In-Service Account.

In consideration of the Eligible Employee's salary deferral agreement, the Employer shall credit on a monthly basis in accordance with Section 4.01 such Eligible Employee's Participant Account in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Plan Year pursuant to the salary deferral agreement. Salary deferral agreements must be filed with the Employer by the date specified by the Administrator, which shall not be later than November 30 prior to the Plan Year for which the agreement is effective, and shall be irrevocable thereafter; provided, however, that:

          (f) for the Plan Year beginning November 1, 2000, Eligible Employees may file a salary deferral agreement with the Employer on or before November 10, 2000, and the reduction in his or her Compensation specified in such agreement, determined as a percentage of Salary and/or Bonus paid or payable for calendar year 2000, shall be applicable to Compensation payable on or after November 25, 2000; and

          (g) an Employee who first becomes an Eligible Employee during a Plan Year may file a salary deferral agreement with the Employee within thirty (30) days thereafter, and the reduction in his or her Compensation specified in such agreement, determined as a percentage of Salary and/or Bonus payable after such agreement is filed, shall be applicable to such Compensation.

     Section 4.03 Valuation Funds. As of the last day of each month, each Participant's Retirement Account and/or In-Service Account shall be credited, prior to crediting Deferred Compensation for such month thereto, with earnings or losses as if such accounts had been invested in accordance with the Valuations Funds specified by the Participant. The Employer shall designate the Valuation Funds available to Participants, and may change such Valuation Funds from time to time. As of the last day of any calendar quarter, the Participant (or, following the Participant's death, his or her Beneficiary) may elect to change the Valuation Funds, effective commencing with the next calendar quarter, for either or both of:

          (a) Deferred Compensation credited to his or her Retirement Account and/or In-Service Account for the remainder of such Plan Year; or

          (b) amounts credited to his or her Retirement Account and/or In-Service Account as of such date. Any such election must be filed with the Employer on a salary deferral agreement or other form prescribed by the Administrator prior to the last day of the calendar quarter preceding the calendar quarter in which the election becomes effective. Notwithstanding anything herein to the contrary, Valuation Funds are designated solely as measures for crediting earnings or losses to Participant Accounts, and the Employer shall not be required to actually invest Participant Accounts in the Valuation Funds.

     Section 4.04 Forms. Salary deferral agreements and other forms under this Plan may be filed in any medium designated by the Administrator in accordance with applicable law.


                                    ARTICLE 5
                                    Benefits

     Section 5.01 Retirement Account. After a Participant's Separation from Service following attainment of Retirement Age or on account of Disability, the Employer shall distribute to such Participant a benefit equal to the entire amount of his or her Retirement Account in one of the following forms, as elected by the Participant pursuant to Section 4.02(d):

          (a) a single lump sum; or

          (b) five (5) substantially equal annual installments, determined by dividing the Participant's Retirement Account as of the date of any such installment by the number of installments remaining to be paid (including such installment).

Such distribution shall be paid or commence in January of the Plan Year following the Participant's Separation from Service. The balance of a Retirement Account which is distributable under subsection (b) shall continue to be credited with earnings or losses in accordance with the Valuation Funds specified by the Participant pursuant to Sections 4.02(e) and/or 4.03 until the Retirement Account has been fully distributed.

     Section 5.02 In-Service Account. Except as otherwise provided in Section 5.03, the Employer shall distribute to a Participant a benefit equal to the amount of his or her In-Service Account payable at any time in one of the following forms, as elected by the Participant pursuant to Section 4.02(d):

          (a) a single lump sum; or

          (b) five (5) substantially equal annual installments, determined by dividing the Participant's In-Service Account as of the date of any such installment by the number of installments remaining to be paid (including such installment).

Such distribution shall be paid or commence on the date specified by the Participant pursuant to Section 4.02(c). The balance of any amount of an In-Service Account which is distributable under subsection (b) shall continue to be credited with earnings or losses in accordance with the Valuation Funds specified by the Participant pursuant to Sections 4.02(e) and/or 4.03 until such amount has been fully distributed.

     Section 5.03 Separation from Service Prior to Attainment of Retirement Age or Disability. In the event of a Participant's Separation from Service prior to attainment of Retirement Age or Disability, the Employer shall distribute to such Participant (or, in the event of the Participant's death prior to such distribution, his or her Beneficiary) a benefit equal to the entire amount of his or her Participant Account, including the balance of the Participant's In-Service Account regardless of whether distribution has commenced under
Section 5.02(b), in a single lump sum as soon as administratively feasible after such Separation from Service.

     Section 5.04 Death Benefit.

          (a) Except as otherwise provided in subsection (b), in the event of the death of a Participant prior to Separation from Service (or, in the case of a Participant who has attained Retirement Age or incurred a Disability, the death of such Participant after Separation from Service but prior to the payment or commencement of benefits under Section 5.01), the Employer shall distribute to such Participant's Beneficiary a benefit equal to the entire amount of the Participant's Participant Account in one of the following forms, as elected by the Participant pursuant to Section 4.02(d):

              (1) a single lump sum; or

              (2) five (5) substantially equal annual installments, determined by dividing the Participant's Participant Account as of the date of any such installment by the number of installments remaining to be paid (including such installment).

Such distribution shall be paid or commence in January of the Plan Year following the Participant's death. The balance of a Participant Account which is distributable under subsection (a)(2) shall continue to be credited with earnings or losses in accordance with the Valuation Funds specified by the Participant or Beneficiary pursuant to Sections 4.02(e) and/or 4.03 until the Participant Account has been fully distributed.

          (b) In the event of the death of a Participant after commencement of benefits under Section 5.01(b) and/or 5.02(b), the balance remaining in the Participant's Retirement Account and/or In-Service Account shall be paid in one of the following forms, as elected by the Participant pursuant to Section 4.02(d):

              (1) a single lump sum as soon as administratively feasible after such Participant's death; or

              (2) the  number   of  substantially   equal  annual   installments
remaining to be paid as of the Participant's death in accordance with Section 5.01(b) and/or 5.02(b).

     Section 5.05 Pre-Retirement Survivor Benefit. If the conditions described below for payment of the pre-retirement survivor benefit are satisfied, the Employer shall continue such Participant's Salary after his or her death at such Participant's regular rate for a period of twenty-four (24) months, not to exceed two hundred thousand dollars ($200,000), which shall be payable to the Beneficiary of such Participant in addition to the death benefit under Section
5.04. The conditions for payment of such pre-retirement survivor benefit shall be satisfied if:

          (a) at the time the Participant enters into his or her initial salary deferral agreement under Section 4.02, the Participant consents on the form prescribed by the Administrator to the purchase of insurance on the Participant's life by the Employer or a trust established in connection with the Plan; provided, however, that payment of the pre-retirement survivor benefit shall not be contingent upon the Participant's insurability; and

          (b) the Participant's death occurs prior to Separation from Service and during a Plan Year for which a salary deferral agreement is in effect. Notwithstanding anything herein to the contrary, the pre-retirement survivor benefit under this Section 5.05 shall not be payable with respect to an Eligible Employee who does not become a Participant and meet the conditions described above.

     Section 5.06 Benefits for Unforeseeable Emergency. If a Participant experiences unforeseen, adverse circumstances which the Administrator determines constitute an Unforeseeable Emergency, such Participant may request the Administrator to:

          (a) decrease   or   terminate  the  reduction  of  such  Participant's
Compensation for the Plan Year under Section 4.02(a); or

          (b) distribute to the Participant from his or her Participant Account a lump sum emergency benefit not in excess of the amount necessary to satisfy the Unforeseeable Emergency. The Administrator shall have sole and absolute discretion with respect to the determination as to (i) what constitutes an Unforeseeable Emergency, (ii) whether to decrease or terminate the reduction of a Participant's Compensation under subsection (a), and (iii) the amount of any lump sum emergency benefit to be distributed under subsection (b). If a Participant receives a lump sum emergency benefit, such Participant's salary deferral agreement then in effect, if any, shall be terminated, and no new salary deferral agreement shall be effective with respect to such Participant for at least twelve (12) months following the date of distribution of such lump sum emergency benefit.

                                    ARTICLE 6
                                 Administration

     Section 6.01 General. The Administrator and the Employer shall be responsible for discharging only the duties (if any) assigned to it under the Plan and shall not be responsible for any act or failure to act of any other individual or entity.

     Section 6.02 Administrator.

          (a) The Board shall appoint, or authorize an officer of the Employer to appoint, a person or entity (which may include a committee consisting of at least three individuals) to administer the Plan. The person or entity (including each member of a committee) appointed under this Section shall be the "named fiduciary" within the meaning of Section 402(a)(2) of ERISA. The Administrator shall serve at the pleasure of the Board. The Administrator (including any member of a committee) may resign by submitting his or her resignation in writing to the Board. The Administrator shall serve without compensation, unless otherwise determined by the Employer.

          (b) If a committee is appointed to serve as Administrator, the committee shall hold meetings upon such notice, at such place and at such intervals as it considers appropriate. A majority of the members of the committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the committee shall be by a majority of those present at a meeting of the committee, or if no meeting is held, by an instrument in writing signed by all of the members of the committee then in office. No member of the committee shall have the right to vote to decide upon any matters relating solely to himself or herself or solely to his or her rights or benefits under the Plan.

     Section 6.03 Responsibilities of Administrator. The Administrator shall have such power as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following; and all decisions of the Administrator shall be final:

          (a) to make and enforce such rules and regulations as it shall deem necessary or appropriate for the administration of the Plan;

          (b) to interpret the Plan and decide all matters arising under it;

          (c) to  resolve   questions  relating  to  all  aspects of a  person's
participation in the Plan, including the amount and manner of distribution of benefits, and the status of persons as Beneficiaries;

          (d) to authorize the payment of benefits;

          (e) to  keep  such  records  and   submit  such   filings,  elections,
applications, returns or other documents or forms as may be required under federal, state or local law and regulations;

          (f) to   engage  such   accountants,  attorneys,   agents,  and  other
consultants as may be necessary or advisable for the proper administration of the Plan;

          (g) by written instrument, to allocate and delegate its fiduciary responsibilities to another person or entity; and

          (h) notwithstanding any provision of this Plan to the contrary, the Administrator shall have sole and full discretionary authority to determine eligibility to receive benefits and to construe and determine the meaning of all terms of the Plan, including without limitation questions arising in the administration, interpretation and application of the Plan.

     Section 6.04 Tax Withholding. The Administrator shall have the right, to the extent permitted by law, to authorize or arrange for the deduction from any distribution or payment otherwise due under the Plan to a person or entity for any federal, state or local taxes of any kind required by law to be withheld with respect to such distribution or payment.

     Section 6.05 Inability to Locate Distributee. Each person entitled to receive a benefit under the Plan shall keep the Administrator advised of his or her current address. If the Administrator is unable to locate a person to whom a benefit is payable under the Plan for a period of thirty-six (36) months, commencing with the date the benefit first becomes payable, the total amount payable to the person shall be forfeited; provided, however, that if the person to whom a benefit is payable makes a claim in writing for such benefit after the expiration of such thirty-six (36) month period, the benefit shall be reinstated. In the event of such reinstatement, payment shall be made in the same form and amount as initially applicable as soon as administratively feasible after the date on which the Administrator receives the written claim for the benefit.

     Section 6.06 Expenses of Plan and Trust. In the event that the Employer, in its sole discretion, establishes a trust in connection with the Plan, all of the expenses, taxes and charges, including without limitation, any trustee's or custodian's charges and fees for accountants, attorneys, agents, investment advisors and other consultants, incurred in connection with the administration or operation of the Plan and such trust shall be paid out of the trust fund, unless the Board, in its sole discretion, determines that such expenses shall be paid by the Employer.

     Section 6.07 Indemnification of Administrator. The Employer shall indemnify the Administrator against and with respect to any and all damages, taxes, losses, liabilities and expenses (including, but not limited to, attorneys' fees) resulting from any claim, proceeding, action, or other charge against it, directly or indirectly resulting from any act, or omission or failure to act in connection with the Plan and any related trust, provided that as to such matter the Administrator has not breached its fiduciary duties under ERISA.

                                    ARTICLE 7
                                  Miscellaneous

     Section 7.01 Amendment, Modification, Suspension and Termination. Outsourcing Solutions Inc. reserves the right to amend, modify, suspend or terminate the Plan at any time by action of the Board; provided, however, that no amendment, modification, suspension or termination of the Plan shall diminish or impair the rights of a Participant or Beneficiary with respect to amounts deferred prior to such amendment or termination.

     Section 7.02 Assignment of Benefits Prohibited. No Participant or Beneficiary shall have any right to sell, assign, transfer, pledge, or otherwise convey the right to receive any payment hereunder; nor shall any such right or payment be subject to attachment, garnishment, levy, pledge, bankruptcy, or any other manner or kind of execution in connection with any claim against a Participant or a Beneficiary. Any attempt to assign, alienate, transfer, attach, garnish or encumber any benefit hereunder shall be null and void.

     Section 7.03 Incapacity. In the event that the Administrator determines that any person entitled to benefits hereunder is unable to care for his or her affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to his or her spouse, parent, brother, sister or other party deemed by the Administrator to have incurred expenses for such person.

     Section 7.04 Required Information. Any person eligible to receive benefits hereunder shall furnish to the Administrator any information or proof requested by the Administrator and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Administrator.

     Section 7.05 Employer Obligations Unfunded. It is the intention of the Employer that the arrangements pursuant to the Plan be unfunded for tax purposes and for the purposes of Title I of ERISA. All amounts credited to any Participant Account established by the Employer shall at all times prior to the distribution thereof in accordance with the Plan be and remain the sole and exclusive property of the Employer and as such shall constitute part of the general assets of the Employer that are subject to the claims of the creditors of the Employer. The right of a Participant or Beneficiary to receive any distribution under the Plan is merely a contractual right to payment, and the Plan does not grant to any Participants or Beneficiaries any interest in or right to any of the funds, property, or assets of the Employer other than as a general unsecured creditor of the Employer. In the event that, in its discretion, the Employer purchases an insurance policy or policies insuring the life of the Participant (or any other property) to allow the Employer to recover the cost of providing benefits under this Plan, in whole or in part, neither the Participant nor his or her Beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Employer shall be the sole owner and beneficiary of any such insurance policy or other property and shall possess and may exercise all incidents of ownership therein. Nothing contained herein or otherwise shall be deemed to create a trust of any kind or create a fiduciary relationship between a Participant, on the one hand and the Employer, the Board or individual members of the Board, on the other hand. The Board and the individual members of the Board shall have no liability of any nature to a Participant hereunder with respect to or arising from the Plan.

     Section 7.06 No Contract of Employment. The Plan shall not be deemed to constitute a contract between the Employer and any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Employee at any time without regard to the effect that such discharge may have upon him or her under the Plan, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with an Employee's right to terminate his or her employment at any time. Nothing contained in the Plan shall be construed to give any Employee, Participant, or Beneficiary or their spouse any legal or equitable rights against the Employer, the Board, any member of the Board, the Administrator or any trustee, or their agents or employees, except as provided in the Plan.

     Section 7.07 Authority of Officers of Employer. Whenever the Employer is permitted or required under the terms of the Plan to do or perform any act or matter or thing, it shall be done and performed by any officer thereof duly authorized by the Board.

     IN WITNESS WHEREOF, Outsourcing Solutions Inc. has caused this Plan to be executed as of the 1st day of October, 2000.

                              OUTSOURCING SOLUTIONS INC.



                              By: /s/ Garl L. Weller
                                 ----------------------------------------------
                                 Gary L. Weller
                                 Its:  Executive Vice President and
                                       Chief Financial Officer